Exhibit (d)(1)(xxxvi)

AMENDMENT NO. 18

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 18, dated as of August 1, 2010 (“Amendment No. 18”) to the Amended and Restated Investment Management Agreement, dated as of May 1, 2000, as amended (“Agreement”), between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable” or “Manager”).

WHEREAS, AXA Equitable and the Trust desire to modify the fee paid with respect to the AXA Tactical Manager Portfolios

NOW, THEREFORE, The Trust and AXA Equitable agree to modify and amend the Agreement as follows:

1.	Name Changes: Effective May 1, 2010 the names of EQ/Evergreen Omega Portfolio and EQ/Van Kampen Mid Cap Growth Portfolio were changed to EQ/Wells Fargo Advantage Omega Growth Portfolio and EQ/Morgan Stanley Mid Cap Growth Portfolio, respectively. Effective August 1, 2010 the names of AXA Tactical Manager 500 Portfolio-II, AXA Tactical Manager 400 Portfolio-II, AXA Tactical Manager 2000 Portfolio-II and AXA Tactical Manager International Portfolio-II were changed to ATM Large Cap Portfolio, ATM Mid Cap Portfolio, ATM Small Cap Portfolio and ATM International Portfolio, respectively.

2.	Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which AXA Equitable is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

3.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to AXA Equitable with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 18 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

APPENDIX A

AMENDMENT NO. 18

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

AXA Tactical Manager 2000 Portfolio-I, III

EQ/Intermediate Government Bond Index Portfolio

EQ/International Core PLUS Portfolio

EQ/International ETF Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Mid Cap Growth
Portfolio (formerly, EQ/Van Kampen Mid Cap Growth Portfolio)

EQ/Mutual Large Cap Equity Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/Templeton Global Equity Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Wells Fargo Advantage Omega Growth
Portfolio (formerly, EQ/Evergreen Omega Portfolio)

ATM Small Cap Portfolio (formerly, AXA Tactical Manager 2000 Portfolio-II)
AXA Tactical Manager 400 Portfolio-I, III
ATM Mid Cap Portfolio (formerly, AXA Tactical Manager 400 Portfolio-II)
AXA Tactical Manager 500 Portfolio-I, III
ATM Large Cap Portfolio (formerly, AXA Tactical Manager 500 Portfolio-II)
AXA Tactical Manager International Portfolio-I, III
ATM International Portfolio (formerly, AXA Tactical Manager International Portfolio-II)
EQ/AllianceBernstein International Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio
EQ/BlackRock Basic Value Equity Portfolio
EQ/BlackRock International Value Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian Growth Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Common Stock Index Portfolio
EQ/Core Bond Index Portfolio
EQ/Davis New York Venture Portfolio
EQ/Equity 500 Index Portfolio
EQ/Equity Growth PLUS Portfolio EQ/Franklin Core Balanced Portfolio EQ/Global Bond PLUS Portfolio EQ/Global Multi-Sector Equity Portfolio

APPENDIX B

AMENDMENT NO. 18

TO THE AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)
Index Portfolios
EQ/Common Stock Index	0.350%
EQ/Core Bond Index	0.350%
EQ/Equity 500 Index	0.250%
EQ/Intermediate Government Bond Index	0.350%
EQ/Large Cap Growth Index	0.350%
EQ/Large Cap Value Index	0.350%
EQ/Mid Cap Index	0.350%
EQ/Small Company Index	0.250%

(as a percentage of average daily net assets)
Debt Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter

EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter

EQ/AllianceBernstein International	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AllianceBernstein Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AXA Franklin Small Cap Value Core	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/BlackRock International Value	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Calvert Socially Responsible	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian Growth	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Davis New York Venture	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Franklin Core Balanced	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Global Multi-Sector Equity	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/International ETF	0.400%	0.400%	0.400%	0.400%	0.400%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Lord Abbett Growth and Income	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Lord Abbett Large Cap Core	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Mutual Large Cap Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Morgan Stanley Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
EQEQ/Templeton Global Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Van Kampen Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Wells Fargo Advantage Omega Growth	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)
PLUS Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter

EQ/Equity Growth PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

EQ/International Core PLUS	0.600%	0.550%	0.525%	0.500%	0.475%

EQ/Mid Cap Value PLUS	0.550%	0.500%	0.475%	0.450%	0.425%

EQ/Large Cap Growth PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

EQ/Large Cap Core PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

EQ/Large Cap Value PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

(as a percentage of average daily net assets)
PLUS Portfolio	First $4 Billion	Next $4 Billion	Thereafter
EQ/Global Bond PLUS	0.550%	0.530%	0.510%

EQ/Quality Bond PLUS	0.400%	0.380%	0.360%

(as a percentage of average daily net assets)
	First $4 Billion	Next $4 Billion	Thereafter
Tactical Portfolios
AXA Tactical Manager 500 Portfolio-I, III	0.450%	0.430%	0.410%
ATM Large Cap Portfolio (formerly, AXA Tactical Manager 500 Portfolio-II)	0.45%	0.43%	0.41%
AXA Tactical Manager 2000 Portfolio-I, III	0.450%	0.430%	0.410%
ATM Small Cap Portfolio (formerly, AXA Tactical Manager 2000 Portfolio-II)	0.450%	0.430%	0.410%
AXA Tactical Manager 400 Portfolio-I, III	0.450%	0.430%	0.410%
ATM Mid Cap Portfolio (formerly, AXA Tactical Manager 400 Portfolio-II)	0.450%	0.430%	0.410%
AXA Tactical Manager International Portfolio-I, III	0.450%	0.430%	0.410%
ATM International Portfolio (formerly, AXA Tactical Manager International Portfolio-II)	0.450%	0.430%	0.410%